Exhibit 21

HEADWATERS INCORPORATED

Subsidiaries

The ownership of each direct and indirect subsidiary is 100%, except where indicated below.

Building Products

Atlantic Shutter Systems, Inc., a South Carolina corporation

Chihuahua Stone LLC, a Utah limited liability company

Eldorado G-Acquisition Co., a Utah corporation

Eldorado SC-Acquisition Co., a Utah corporation

Eldorado Stone Acquisition Co., LLC, a Delaware limited liability company

Eldorado Stone Funding Co., LLC, a Utah limited liability company

Eldorado Stone LLC, a Delaware limited liability company

Eldorado Stone Operations LLC, a Utah limited liability company

Eldorado Stone Philippines, Inc., a Philippines corporation

FlexCrete Building Systems, LC, a Utah limited liability company, of which HRI is a 90% member

HCM FlexCrete, LLC, a Texas limited liability company

HCM Stone, LLC, a Utah limited liability company

HCM Utah, LLC., a Utah limited liability company

Headwaters Construction Materials, Inc., a Utah corporation

Headwaters Construction Materials, LLC, a Texas limited liability company

Inspire Services, LLC, a Michigan limited liability company

L-B Stone LLC, a Utah limited liability company

Metamora Products Corporation of Elkland, a Pennsylvania corporation

Metamora Products Corporation, a Michigan corporation

MTP, Inc., an Ohio corporation

Piedras Headwaters, S. de R.L. de C.V., a Mexican limited liability company

Tapco Europe Limited, formed in the United Kingdom

Tapco International Corporation, a Michigan corporation

Tapco Property Company, LLC, a Michigan limited liability company

Energy

American Lignite Energy, LLC, a Delaware limited liability company, of which Headwaters Energy Services Corp. is a 40% member

Blue Flint Ethanol LLC, a Delaware limited liability company

Covol Engineered Fuels, LC, a Utah limited liability company

Covol Fuels No. 2, LLC, a Utah limited liability company

Covol Fuels No. 3, LLC, a Utah limited liability company

Covol Fuels No. 4, LLC, a Utah limited liability company

Covol Fuels No. 5, LLC, a Utah limited liability company

Environmental Technologies Group, LLC, a Utah limited liability company

Evonik Headwaters Korea Co., Ltd., a Korean limited liability company, of which Headwaters Incorporated is a 50% member

Evonik Headwaters LLP, formed in the United Kingdom, of which Headwaters Incorporated is a 50% member

Headwaters CTL, LLC, a Utah limited liability company

Headwaters Energy Services Corp., a Utah corporation

Headwaters Ethanol Operators, LLC, a Utah limited liability company

Headwaters Heavy Oil, LLC, a Utah limited liability company

Headwaters Synfuel Investments, LLC, a Utah limited liability company

Headwaters Technology Innovation Group, Inc., a Utah corporation

HES Ethanol Holdings, LLC, a Utah limited liability company

Coal Combustion Products

Global Climate Reserve Corporation, a Utah corporation

Headwaters Resources Limited, formed in New Brunswick, Canada

Headwaters Resources, Inc., a Utah corporation

Headwaters Services Corporation, a Utah corporation

VFL Technology Corporation, a Pennsylvania corporation

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